EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SaaSMAX, Inc. (the “Company”) on Form 10-Q, for the period ended June 30, 2012 as filed with the Securities and Exchange Commission, I, Dina M. Moskowitz, President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 13, 2012

/s/  DINA M. MOSKOWITZ

Name:  Dina M. Moskowitz

Its: Chief Executive Officer and Chief Financial Officer

(Principal Executive Officer and Principal Accounting Officer)